Exhibit (a)(21)

DEUTSCHE GLOBAL/INTERNATIONAL FUND, INC.

CERTIFICATE OF CORRECTION

DEUTSCHE GLOBAL/INTERNATIONAL FUND, INC., a Maryland corporation (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (which is hereinafter referred to as the “SDAT”) that:

FIRST: The title of the document being corrected by this Certificate of Correction is the Articles of Amendment of the Corporation that was filed with and accepted for record by the SDAT on September 7, 2017 (the “Articles of Amendment”).

SECOND: The name of the sole party to the Articles of Amendment is Deutsche Global/International Fund, Inc.

THIRD: The Articles of Amendment were filed for record with the SDAT on September 7, 2017.

FOURTH: As previously filed, Article FIRST of the Articles of Amendment read as follows:

"FIRST The Charter of the Corporation is hereby amended to provide that the series of capital stock of the Corporation currently designated as (i) the “Deutsche Enhanced Emerging Markets Fixed Income Fund” series is hereby changed to and redesignated as the “Deutsche Emerging Markets Fixed Income Fund” series; and (ii) the “Deutsche Enhanced Global Bond Fund” series is hereby changed to and redesignated as the “Deutsche High Conviction Bond Fund” series."

FIFTH: Articles FIRST of the Articles of Amendment is hereby corrected to read as follows:

"FIRST The Charter of the Corporation is hereby amended to provide that the series of capital stock of the Corporation currently designated as (i) the “Deutsche Enhanced Emerging Markets Fixed Income Fund” series is hereby changed to and redesignated as the “Deutsche Emerging Markets Fixed Income Fund” series; and (ii) the “Deutsche Enhanced Global Bond Fund” series is hereby changed to and redesignated as the “Deutsche High Conviction Global Bond Fund” series."

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IN WITNESS WHEREOF, Deutsche Global/International Fund, Inc. has caused this Certificate of Correction to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 31st day of October, 2017; and its Vice President acknowledges that this Certificate of Correction is the act of Deutsche Global/International Fund, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:	DEUTSCHE GLOBAL/INTERNATIONAL FUND, INC.

/s/ Hepsen Uzcan	By: /s/ John Millette (SEAL)
Name: Hepsen Uzcan	Name: John Millette
Title: Assistant Secretary	Title: Vice President

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